Exhibit 99.1

FOR IMMEDIATE RELEASE

October 15, 2019

For more information

Trisha Voltz Carlson, EVP, Investor Relations Manager

504.299.5208 or trisha.carlson@hancockwhitney.com

Hancock Whitney reports third quarter 2019 EPS of $.77

Results include $28.8 million, or $.26 per share after tax, impact from MSL acquisition

GULFPORT, Miss. (October 15, 2019) — Hancock Whitney Corporation (Nasdaq: HWC) today announced its financial results for the third quarter of 2019. Net income for the third quarter of 2019 was $67.8 million, or $.77 per diluted common share (EPS), compared to $88.3 million, or $1.01 EPS, in the second quarter of 2019 and $83.9 million, or $.96 EPS, in the third quarter of 2018. The third quarter of 2019 included $28.8 million ($.26 per share impact) of merger costs associated with the September 21, 2019 acquisition of MidSouth Bancorp, Inc. (“MSL”). The second quarter of 2019 did not include any nonoperating items, and the third quarter of 2018 included $4.8 million ($.05 per share impact) of nonoperating expense primarily related to the Capital One Trust and Asset Management acquisition.

Highlights of the company’s third quarter 2019 results (compared to second quarter 2019):

•	Closed MSL acquisition effective September 21, 2019 with a simultaneous systems conversion
•	Net income of $67.8 million, or $.77 per diluted share
•	Results include $28.8 million, or $.26 per share, of merger costs
•	Operating leverage increased $5.8 million linked-quarter; revenue up $7.0 million, operating expense up $1.2 million
•	Acquired $785 million of loans (net of $41 million loan mark) at 5.57% yield, and $1.3 billion of deposits at 38 basis points (bps) from MidSouth
•	Energy loans remained virtually unchanged at $1.0 billion, or 4.9%, of total loans, including MidSouth
•	NIM narrowed by 4 bps to 3.41%
•	TCE ratio up 7 bps to 8.82%
•	Board approved increased buyback authorization of 5.5 million shares

“Third quarter results were solid, including the closing and simultaneous integration of MidSouth ten days prior to quarter-end,” said John M. Hairston, President & CEO. “Earnings, excluding merger costs associated with the acquisition of MidSouth, were in line with our guidance and expectations for the quarter. We reported positive operating leverage despite a challenging rate environment, covered a RBL energy charge-off, strengthened capital and announced an increased stock repurchase authorization. During the quarter we also continued our focus on achieving our Corporate Strategic Objectives (CSOs) in light of the new operating environment.”

Loans

Total loans at September 30, 2019 were $21.0 billion, up approximately $860 million linked-quarter. Net loan growth during the quarter includes $785 million (net of $41 million loan mark) from the acquisition of the MSL portfolio. The company continued to grow the portfolio organically across several markets within the footprint and in specialty lines, and maintains its guidance for year-over-year average growth of mid-single digits.

Average loans totaled $20.2 billion for the third quarter of 2019, up $47 million, or less than 1%, linked-quarter.

At September 30, 2019, loans to the energy industry totaled $1.0 billion, or 4.9% of total loans including the impact of MidSouth. An increase of $26 million in energy loans linked-quarter was the result of $82 million in MSL loans acquired, partially offset by net payoffs, paydowns and a one-off RBL charge-off. The portfolio is comprised of credits to both the exploration and production (E&P) subsector and the support services subsector. See slide presentation for additional energy details.

Deposits

Total deposits at September 30, 2019 were $24.2 billion, up $965 million from June 30, 2019, including $1.3 billion related to the MSL acquisition. Average deposits for the third quarter of 2019 were $23.1 billion, down $46 million, or less than 1%, linked-quarter.

Noninterest-bearing demand deposits (DDAs) totaled $8.7 billion at September 30, 2019, up $572 million, or 7%, from June 30, 2019 and comprised 36% of total period-end deposits at September 30, 2019. The linked-quarter increase includes $389 million of DDA deposits from MSL.

Interest-bearing transaction and savings deposits totaled $8.8 billion at the end of the third quarter of 2019, up $724 million, or 9%, from June 30, 2019. Compared to June 30, 2019, time deposits of $3.8 billion were down $126 million, or 3%, and interest-bearing public fund deposits decreased $205 million, or 6%, to $3.0 billion. The net decrease in time deposits reflects a decrease in brokered CDs of $223 million and increase of $97 million in retail CDs. See slide presentation for additional MSL deposit segment details.

Asset Quality

Nonperforming assets (NPAs) totaled $314.7 million at September 30, 2019, down $23.9 million, or 7%, from June 30, 2019. The decline mainly reflects a reduction of $40 million in accruing energy TDRs. During the third quarter of 2019, total nonperforming loans decreased approximately $27.3 million, while foreclosed and surplus real estate (ORE) and other foreclosed assets increased approximately $3.4 million. Nonperforming assets as a percent of total loans, ORE and other foreclosed assets was 1.49% at September 30, 2019, down 19 bps from June 30, 2019.

The total allowance for loan and lease losses (ALLL) was $195.6 million at September 30, 2019, unchanged from June 30, 2019. The allowance for credits in the energy portfolio totaled $32.0 million, or 3.1% of energy loans, at September 30, 2019, up $0.5 million, or 1%, from June 30, 2019. The allowance for credits in the nonenergy portfolio totaled $163.6 million, or 0.82% of nonenergy loans, at September 30, 2019, down $0.5 million from $164.1 million, or 0.86% of nonenergy loans, at June 30, 2019. The ratio of the ALLL to period-end loans was 0.93% at September 30, 2019, down 4 bps from 0.97% at June 30, 2019. Excluding the impact of MSL, the ALLL to period-end loans was unchanged.

Net charge-offs were $12.5 million, or 0.25% of average total loans on an annualized basis in the third quarter of 2019, up from $7.2 million, or 0.14% of average total loans in the second quarter of 2019. There were $9.8 million of net energy charge-offs in the third quarter of 2019. During the third quarter of 2019, the company recorded a total provision for loan losses of $12.4 million, up from $8.1 million in the second quarter of 2019.

Net Interest Income and Net Interest Margin (NIM)

Net interest income (TE) for the third quarter of 2019 was $226.6 million, up $3.0 million from the second quarter of 2019. The net interest margin (TE) was 3.41% for the third quarter of 2019, down 4 bps from the second quarter of 2019. The improvement in net interest income was primarily due to one additional accrual day in the quarter and higher earning assets, offset by the impact from two Fed rate decreases. The decrease in the net interest margin was primarily attributable to a decline in the earning asset yield (7 bps), partially offset by a decline in the cost of funds (3 bps). The decline in the earning asset yield reflects the recent drop in rates impacting both loan yields and premium amortization on the securities yield. The decline in the cost of funds reflects a proactive move by the company in lowering deposits costs and a change in the borrowing mix related to the addition of MidSouth.

Average earning assets were $26.4 billion for the third quarter of 2019, up $444.7 million, or 2%, from the second quarter of 2019.

Noninterest Income

Noninterest income totaled $83.2 million for the third quarter of 2019, up $4.0 million, or 5%, from the second quarter of 2019. Results include a minimal impact from MidSouth given the timing of the closing within the quarter.

Service charges on deposits totaled $21.9 million for the third quarter of 2019, up $1.2 million, or 6%, from the second quarter of 2019. Bank card and ATM fees totaled $17.2 million, up $0.5 million, or 3%, from the second quarter of 2019. The increase from the second quarter is primarily due to an additional processing day in the quarter.

Trust fees totaled $15.1 million, down $0.8 million, or 5%, linked-quarter. The linked-quarter change reflects a seasonally higher second quarter of 2019 related to tax preparation fees.

Investment and annuity income and insurance fees totaled $7.0 million, up $0.5 million, or 7%, linked-quarter. Fees from secondary mortgage operations totaled $5.7 million for the third quarter of 2019, up $1.3 million, or 29%, linked-quarter. The increase is primarily due to higher refinancing activity related to the lower rate environment.

Other noninterest income totaled $16.3 million, up $1.3 million, or 9%, from the second quarter of 2019. The increase in other noninterest income is primarily due to increases of $0.7 million from derivative income and $0.5 million from syndication fees.

Noninterest Expense & Taxes

Noninterest expense totaled $213.6 million, up $30.0 million linked-quarter. Included in total expense is $28.8 million of merger costs related to the acquisition of MSL on 9/21/19. Noninterest expense excluding merger costs, totaled $184.7 million, up $1.2 million, or 1%, from the second quarter of 2019. Operating expense includes a minimal impact from MidSouth given the timing of the closing within the quarter. The expense detail below excludes merger costs.

Total personnel expense was $107.5 million in the third quarter of 2019, up $0.8 million, or 1%, from the second quarter of 2019. This increase is mainly related to an additional workday in the quarter and the impact from MidSouth for 10 days of the quarter.

Occupancy and equipment expense totaled $16.9 million in the third quarter of 2019, down $0.4 million, or 2%, from the second quarter of 2019. The decrease is mostly related to higher second quarter expense related to the impact of annual property insurance premiums in that quarter.

Amortization of intangibles totaled $4.9 million for the third quarter of 2019, down $0.2 million, or 3%, linked-quarter.

Net ORE expense totaled $2.1 million in the third quarter of 2019, compared to ORE expense of $0.4 million in the second quarter of 2019. Net ORE expense reflects net write downs of foreclosed assets, partially offset by gains on sale of properties.

Other operating expense totaled $53.4 million in the third quarter of 2019, down $0.8 million, or 1%, from the second quarter of 2019. The decrease is primarily from lower regulatory and marketing fees offsetting increased spending related to technology investments.

The effective income tax rate for the third quarter of 2019 was 16%. Management expects the tax rate in the fourth quarter of 2019 to approximate 17%. The effective income tax rate continues to be less than the statutory rate due primarily to tax-exempt income and tax credits.

Capital

Common shareholders’ equity at September 30, 2019 totaled $3.6 billion, up $267 million, or 8%, from June 30, 2019. The tangible common equity (TCE) ratio was 8.82%, up 7 bps from June 30, 2019. Capital levels reflect the acquisition of MidSouth as of the closing date. Just over 5 million shares were issued as consideration for the acquisition of MidSouth. During the quarter the Board approved an increase in its common stock buyback authorization to 5.5 million shares and extended the authorization through December 31, 2020. Additional capital ratios are included in the financial tables.

Conference Call and Slide Presentation

Management will host a conference call for analysts and investors at 8:30 a.m. Central Time on Wednesday, October 16, 2019 to review the results. A live listen-only webcast of the call will be available under the Investor Relations section of Hancock Whitney’s website at www.hancockwhitney.com/investors. A link to the release with additional financial tables, and a link to a slide presentation related to third quarter results are also posted as part of the webcast link. To participate in the Q&A portion of the call, dial (877) 564-1219 or (973) 638-3429.

An audio archive of the conference call will be available under the Investor Relations section of our website. A replay of the call will also be available through October 23, 2019 by dialing (855) 859-2056 or (404) 537-3406, passcode 9999119.

About Hancock Whitney

Since the late 1800s, Hancock Whitney has embodied core values of Honor & Integrity, Strength & Stability, Commitment to Service, Teamwork, and Personal Responsibility. Hancock Whitney offices and financial centers in Mississippi, Alabama, Florida, Louisiana, and Texas offer comprehensive financial products and services, including traditional and online banking; commercial and small business banking; private banking; trust and investment services; healthcare banking; certain insurance services; and mortgage services. The company also operates a loan production office in Nashville, Tennessee, as well as trust and asset management offices in New Jersey and New York. BauerFinancial, Inc., the nation’s leading independent bank rating and analysis firm, consistently recommends Hancock Whitney as one of America’s most financially sound banks. More information is available at www.hancockwhitney.com.

Non-GAAP Financial Measures

This news release includes non-GAAP financial measures to describe Hancock Whitney’s performance. These non-GAAP financial measures should not be considered alternatives to GAAP-basis financial statements, and other bank holding companies may define or calculate these non-GAAP measures or similar measures differently. The reconciliations of those measures to GAAP measures are provided either in the financial tables or in Appendix A thereto.

Consistent with Securities and Exchange Commission Industry Guide 3, the company presents net interest income, net interest margin and efficiency ratios on a fully taxable equivalent (“TE”) basis. The TE basis adjusts for the tax-favored status of net interest income from certain loans and investments using the statutory federal tax rate to increase tax-exempt interest income to a taxable equivalent basis. The company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources.

The company presents certain additional non-GAAP financial measures to assist the reader with a better understanding of the company’s performance period over period, as well as to provide investors with assistance in understanding the success management has experienced in executing its strategic initiatives. These non-GAAP measures may reference the concepts “core” or “operating.” The company uses the term “core” to describe a financial measure that excludes income or expense arising from accretion or amortization of fair value adjustments recorded as part of purchase accounting. The company uses the term “operating” to describe a financial measure that excludes income or expense considered to be nonoperating in nature. Items identified as nonoperating are those that, when excluded from a reported financial measure, provide management or the reader with a measure that may be more indicative of forward-looking trends in the company’s business.

Important Cautionary Statement About Forward-Looking Statements

This news release contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements that we may make include statements regarding our expectations regarding our performance and financial condition, balance sheet and revenue growth, the provision for loans losses, loan growth expectations, management’s predictions about charge-offs for loans, including energy-related credits, the impact of changes in oil and gas prices on our energy portfolio, the adequacy of our enterprise risk management framework, the impact of the transactions with Capital One, MidSouth or future business combinations on our performance and financial condition, including our ability to successfully integrate the business, success of revenue-generating initiatives, the effectiveness of derivative financial instruments and hedging activities to manage risks, projected tax rates, increased cybersecurity risks, including potential business disruptions or financial losses, the adequacy of our internal controls over financial reporting, the financial impact of regulatory requirements and tax reform legislation, the impact of the change in the LIBOR benchmark, deposit trends, credit quality trends, changes in interest rates, net interest margin trends, future expense levels, future profitability, improvements in expense to revenue (efficiency) ratio, purchase accounting impacts, accretion levels and expected returns. Also, any statement that does not describe historical or current facts is a forward-looking statement. These statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “forecast,” “goals,” “targets,” “initiatives,” “focus,” “potentially,” “probably,” “projects,” “outlook", or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements are based upon the current beliefs and expectations of management and on information currently available to management. Our statements speak as of the date hereof, and we do not assume any obligation to update these statements or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events.

Forward-looking statements are subject to significant risks and uncertainties. Any forward-looking statement made in this release is subject to the safe harbor protections set forth in the Private Securities Litigation Reform Act of 1995. Investors are cautioned against placing undue reliance on such statements. Actual results may differ materially from those set forth in the forward-looking statements. Additional factors that could cause actual results to differ materially from those described in the forward-looking statements can be found in Part I, “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2018 and in other periodic reports that we file with the SEC.

HANCOCK WHITNEY CORPORATION
FINANCIAL HIGHLIGHTS
(Unaudited)

	Three Months Ended			Nine Months Ended
(dollars and common share data in thousands, except per share amounts)	9/30/2019	6/30/2019	9/30/2018	9/30/2019	9/30/2018
NET INCOME
Net interest income	$222,939	$219,868	$214,194	$662,061	$631,405
Net interest income (TE) (a)	226,591	223,586	218,289	673,255	643,544
Provision for loan losses	12,421	8,088	6,872	38,552	28,016
Noninterest income	83,230	79,250	75,518	232,983	210,602
Noninterest expense	213,554	183,567	181,187	572,821	536,380
Income tax expense	12,387	19,186	17,775	48,423	50,081
Net income	$67,807	$88,277	$83,878	$235,248	$227,530
Nonoperating items, pre-tax (for informational purposes)
Provision for loan losses (b)	$—	$—	$—	$10,084	$—
Loss on sale of business	—	—	—	—	1,145
Merger-related expenses	28,810	—	3,853	28,810	5,707
Other nonoperating expenses	—	—	974	—	20,778
PERIOD-END BALANCE SHEET DATA
Loans	$21,035,952	$20,175,812	$19,543,717	$21,035,952	$19,543,717
Securities	6,404,719	5,725,735	5,987,447	6,404,719	5,987,447
Earning assets	27,565,973	26,088,759	25,668,281	27,565,973	25,668,281
Total assets	30,543,549	28,761,863	28,098,175	30,543,549	28,098,175
Noninterest-bearing deposits	8,686,383	8,114,632	8,140,530	8,686,383	8,140,530
Total deposits	24,201,299	23,236,042	22,417,807	24,201,299	22,417,807
Common stockholders' equity	3,586,380	3,318,915	2,978,878	3,586,380	2,978,878
AVERAGE BALANCE SHEET DATA
Loans	$20,197,114	$20,150,104	$19,464,639	$20,158,313	$19,230,385
Securities (c)	6,004,688	5,586,390	6,186,410	5,750,530	6,039,645
Earning assets	26,437,613	25,992,894	25,832,372	26,151,846	25,445,886
Total assets	29,148,106	28,537,810	28,026,923	28,715,039	27,585,910
Noninterest-bearing deposits	8,092,482	8,099,621	8,017,353	8,139,439	8,039,574
Total deposits	23,091,355	23,137,563	22,021,559	23,114,269	22,055,403
Common stockholders' equity	3,383,738	3,230,503	2,952,431	3,245,071	2,911,706
COMMON SHARE DATA
Earnings per share - diluted	$0.77	$1.01	$0.96	$2.69	$2.61
Cash dividends per share	0.27	0.27	0.27	0.81	0.75
Book value per share (period-end)	39.49	38.70	34.90	39.49	34.90
Tangible book value per share (period-end)	28.73	28.46	24.44	28.73	24.44
Weighted average number of shares - diluted	86,462	85,835	85,539	86,010	85,482
Period-end number of shares	90,822	85,759	85,364	90,822	85,364
Market data
High sales price	$42.11	$44.74	$53.00	$44.74	$56.40
Low sales price	33.63	37.03	46.05	33.63	45.76
Period-end closing price	38.30	40.06	47.55	38.30	47.55
Trading volume	29,038	27,874	28,332	85,037	99,407
PERFORMANCE RATIOS
Return on average assets	0.92%	1.24%	1.19%	1.10%	1.10%
Return on average common equity	7.95%	10.96%	11.27%	9.69%	10.45%
Return on average tangible common equity	10.77%	15.07%	16.11%	13.32%	14.75%
Tangible common equity ratio (d)	8.82%	8.75%	7.67%	8.82%	7.67%
Net interest margin (TE)	3.41%	3.45%	3.36%	3.44%	3.38%
Noninterest income as a percentage of total revenue (TE)	26.86%	26.17%	25.70%	25.71%	24.66%
Efficiency ratio (e)	58.05%	58.95%	58.11%	58.37%	57.68%
Average loan/deposit ratio	87.47%	87.09%	88.39%	87.21%	87.19%
Allowance for loan losses as a percentage of period-end loans	0.93%	0.97%	1.10%	0.93%	1.10%
Annualized net charge-offs to average loans	0.25%	0.14%	0.14%	0.25%	0.17%
Allowance for loan losses to nonperforming loans + accruing loans 90 days past due	67.06%	61.60%	55.25%	67.06%	55.25%
FTE headcount	3,894	3,930	3,858	3,894	3,858

(a)	Taxable equivalent amounts are calculated using a federal tax rate of 21%.
(b)

Provision for loan loss recorded in response to the circumstances surrounding the bankruptcy filing and alleged fraudulent activities of one borrower, DC Solar.  Refer to note 21of our Annual Report on Form 10-K dated December 31, 2018 for additional information.

(c)	Average securities does not include unrealized holding gains/losses on available for sale securities.
(d)	The tangible common equity ratio is common stockholders' equity less intangible assets divided by total assets less intangible assets.

(e)	The efficiency ratio is noninterest expense to total net interest income (TE) and noninterest income, excluding amortization of purchased intangibles and nonoperating items.

HANCOCK WHITNEY CORPORATION
QUARTERLY FINANCIAL HIGHLIGHTS
(Unaudited)

	Three Months Ended
(dollars and common share data in thousands, except per share amounts)	9/30/2019	6/30/2019	3/31/2019	12/31/2018	9/30/2018
NET INCOME
Net interest income	$222,939	$219,868	$219,254	$217,433	$214,194
Net interest income (TE) (a)	226,591	223,586	223,078	221,471	218,289
Provision for loan losses	12,421	8,088	18,043	8,100	6,872
Noninterest income	83,230	79,250	70,503	74,538	75,518
Noninterest expense	213,554	183,567	175,700	179,366	181,187
Income tax expense	12,387	19,186	16,850	8,265	17,775
Net income	$67,807	$88,277	$79,164	$96,240	$83,878
Nonoperating items, pre-tax (for informational purposes)
Provision for loan losses (b)	$—	$—	$10,084	$—	$—
Net (gain) on portfolio restructure	—	—	—	(604)	—
Merger-related expenses	28,810	—	—	480	3,853
Other nonoperating expenses	—	—	—	1,978	974
PERIOD-END BALANCE SHEET DATA
Loans	$21,035,952	$20,175,812	$20,112,838	$20,026,411	$19,543,717
Securities	6,404,719	5,725,735	5,577,522	5,670,584	5,987,447
Earning assets	27,565,973	26,088,759	25,881,559	25,836,239	25,668,281
Total assets	30,543,549	28,761,863	28,490,231	28,235,907	28,098,175
Noninterest-bearing deposits	8,686,383	8,114,632	8,158,658	8,499,027	8,140,530
Total deposits	24,201,299	23,236,042	23,380,294	23,150,185	22,417,807
Common stockholders' equity	3,586,380	3,318,915	3,190,575	3,081,340	2,978,878
AVERAGE BALANCE SHEET DATA
Loans	$20,197,114	$20,150,104	$20,126,948	$19,817,729	$19,464,639
Securities (c)	6,004,688	5,586,390	5,656,689	5,965,461	6,186,410
Earning assets	26,437,613	25,992,894	26,020,447	26,011,183	25,832,372
Total assets	29,148,106	28,537,810	28,451,548	28,259,963	28,026,923
Noninterest-bearing deposits	8,092,482	8,099,621	8,227,698	8,260,487	8,017,353
Total deposits	23,091,355	23,137,563	23,114,139	22,498,145	22,021,559
Common stockholders' equity	3,383,738	3,230,503	3,118,051	2,993,265	2,952,431
COMMON SHARE DATA
Earnings per share - diluted	$0.77	$1.01	$0.91	$1.10	$0.96
Cash dividends per share	0.27	0.27	0.27	0.27	0.27
Book value per share (period-end)	39.49	38.70	37.23	35.98	34.90
Tangible book value per share (period-end)	28.73	28.46	26.92	25.62	24.44
Weighted average number of shares - diluted	86,462	85,835	85,800	85,677	85,539
Period-end number of shares	90,822	85,759	85,710	85,643	85,364
Market data
High sales price	$42.11	$44.74	$44.34	$49.22	$53.00
Low sales price	33.63	37.03	34.11	32.59	46.05
Period-end closing price	38.30	40.06	40.40	34.77	47.55
Trading volume	29,038	27,874	28,124	33,269	28,332
PERFORMANCE RATIOS
Return on average assets	0.92%	1.24%	1.13%	1.35%	1.19%
Return on average common equity	7.95%	10.96%	10.30%	12.76%	11.27%
Return on average tangible common equity	10.77%	15.07%	14.38%	18.15%	16.11%
Tangible common equity ratio (d)	8.82%	8.75%	8.36%	8.02%	7.67%
Net interest margin (TE)	3.41%	3.45%	3.46%	3.39%	3.36%
Noninterest income as a percentage of total revenue (TE)	26.86%	26.17%	24.01%	25.18%	25.70%
Efficiency ratio (e)	58.05%	58.95%	58.10%	58.03%	58.11%
Average loan/deposit ratio	87.47%	87.09%	87.08%	88.09%	88.39%
Allowance for loan losses as a percent of period-end loans	0.93%	0.97%	0.97%	0.97%	1.10%
Annualized net charge-offs to average loans	0.25%	0.14%	0.36%	0.56%	0.14%
Allowance for loan losses to nonperforming loans + accruing loans 90 days past due	67.06%	61.60%	56.81%	58.60%	55.25%
FTE headcount	3,894	3,930	3,885	3,933	3,858

(a)	Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21%.
(b)

Provision for loan loss recorded in response to the circumstances surrounding the bankruptcy filing and alleged fraudulent activities of one borrower, DC Solar.  Refer to note 21 of our Annual Report on Form 10-K dated December 31, 2018 for additional information.

(c)	Average securities does not include unrealized holding gains/losses on available for sale securities.
(d)	The tangible common equity ratio is common shareholders' equity less intangible assets divided by total assets less intangible assets.

(e)	The efficiency ratio is noninterest expense to total net interest income (TE) and noninterest income, excluding amortization of purchased intangibles and nonoperating items.

HANCOCK WHITNEY CORPORATION
INCOME STATEMENT
(Unaudited)

	Three Months Ended			Nine Months Ended
(dollars in thousands, except per share data)	9/30/2019	6/30/2019	9/30/2018	9/30/2019	9/30/2018
NET INCOME
Interest income	$283,164	$280,378	$263,212	$839,825	$756,911
Interest income (TE) (f)	286,816	284,096	267,307	851,019	769,050
Interest expense	60,225	60,510	49,018	177,764	125,506
Net interest income (TE)	226,591	223,586	218,289	673,255	643,544
Provision for loan losses	12,421	8,088	6,872	38,552	28,016
Noninterest income	83,230	79,250	75,518	232,983	210,602
Noninterest expense	213,554	183,567	181,187	572,821	536,380
Income before income taxes	80,194	107,463	101,653	283,671	277,611
Income tax expense	12,387	19,186	17,775	48,423	50,081
Net income	$67,807	$88,277	$83,878	$235,248	$227,530
Nonoperating items, pre-tax (for informational purposes)
Provision for loan losses (g)	$—	$—	$—	$10,084	$—
Loss on sale of business	—	—	—	—	1,145
Merger-related expenses	28,810	—	3,853	28,810	5,707
Other nonoperating expenses	—	—	974	—	20,778
NONINTEREST INCOME
Service charges on deposit accounts	$21,892	$20,723	$21,377	$62,982	$63,806
Trust fees	15,098	15,904	16,738	46,126	39,726
Bank card and ATM fees	17,154	16,619	14,862	49,063	44,784
Insurance and investment commissions, and annuity fees	7,048	6,591	6,652	20,167	19,041
Secondary mortgage market operations	5,713	4,433	4,333	13,872	11,699
Other income	16,325	14,980	11,556	40,773	31,546
Total noninterest income	$83,230	$79,250	$75,518	$232,983	$210,602
Nonoperating noninterest income	$—	$—	$—	$—	$(1,145)
NONINTEREST EXPENSE
Personnel expense	$112,480	$106,635	$102,473	$322,813	$299,690
Net occupancy and equipment expense	17,841	17,303	16,415	51,807	47,549
Other real estate and foreclosed assets (income) expense, net	2,055	395	16	1,459	(63)
Other operating expense	76,289	54,187	56,645	181,669	172,626
Amortization of intangibles	4,889	5,047	5,638	15,074	16,578
Total noninterest expense	$213,554	$183,567	$181,187	$572,821	$536,380
Nonoperating noninterest expense	$28,810	$—	$4,827	$28,810	$26,485
COMMON SHARE DATA
Earnings per share:
Basic	$0.77	$1.01	$0.96	$2.69	$2.62
Diluted	0.77	1.01	0.96	2.69	2.61

(f)	Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21%.
(g)

Provision for loan loss recorded in response to the circumstances surrounding the bankruptcy filing and alleged fraudulent activities of one borrower, DC Solar.  Refer to note 21 of our Annual Report on Form 10-K dated December 31, 2018 for additional information.

HANCOCK WHITNEY CORPORATION
INCOME STATEMENT
(Unaudited)

	Three Months Ended
(dollars in thousands, except per share data)	9/30/2019	6/30/2019	3/31/2019	12/31/2018	9/30/2018
NET INCOME
Interest income	$283,164	$280,378	$276,283	$271,357	$263,212
Interest income (TE) (f)	286,816	284,096	280,107	275,395	267,307
Interest expense	60,225	60,510	57,029	53,924	49,018
Net interest income (TE)	226,591	223,586	223,078	221,471	218,289
Provision for loan losses	12,421	8,088	18,043	8,100	6,872
Noninterest income	83,230	79,250	70,503	74,538	75,518
Noninterest expense	213,554	183,567	175,700	179,366	181,187
Income before income taxes	80,194	107,463	96,014	104,505	101,653
Income tax expense	12,387	19,186	16,850	8,265	17,775
Net income	$67,807	$88,277	$79,164	$96,240	$83,878
Nonoperating items, pre-tax (for informational purposes)
Provision for loan losses (g)	$—	$—	$10,084	$—	$—
Net (gain) on portfolio restructure	—	—	—	(604)	—
Merger-related expenses	28,810	—	—	480	3,853
Other nonoperating expenses	—	—	—	1,978	974
NONINTEREST INCOME
Service charges on deposit accounts	$21,892	$20,723	$20,367	$21,466	$21,377
Trust fees	15,098	15,904	15,124	15,762	16,738
Bank card and ATM fees	17,154	16,619	15,290	15,656	14,862
Investment and insurance commissions, and annuity fees	7,048	6,591	6,528	6,307	6,652
Secondary mortgage market operations	5,713	4,433	3,726	3,933	4,333
Other income	16,325	14,980	9,468	11,414	11,556
Total noninterest income	$83,230	$79,250	$70,503	$74,538	$75,518
Nonoperating noninterest income	$—	$—	$—	$604	$—
NONINTEREST EXPENSE
Personnel expense	$112,480	$106,635	$103,698	$105,005	$102,473
Net occupancy and equipment expense	17,841	17,303	16,663	16,614	16,415
Other real estate and foreclosed assets (income) expense, net	2,055	395	(991)	(2,923)	16
Other operating expense	76,289	54,187	51,192	55,198	56,645
Amortization of intangibles	4,889	5,047	5,138	5,472	5,638
Total noninterest expense	$213,554	$183,567	$175,700	$179,366	$181,187
Nonoperating noninterest expense	$28,810	$—	$—	$2,458	$4,827
COMMON SHARE DATA
Earnings per share:
Basic	$0.77	$1.01	$0.91	$1.11	$0.96
Diluted	0.77	1.01	0.91	1.10	0.96

(f)	Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21%.
(g)

Provision for loan loss recorded in response to the circumstances surrounding the bankruptcy filing and alleged fraudulent activities of one borrower, DC Solar.  Refer to note 21 of our Annual Report on Form 10-K dated December 31, 2018 for additional information.

HANCOCK WHITNEY CORPORATION

PERIOD-END BALANCE SHEET

(Unaudited)

(dollars in thousands)	9/30/2019	6/30/2019	3/31/2019	12/31/2018	9/30/2018
ASSETS
Commercial non-real estate loans	$8,893,004	$8,559,118	$8,656,326	$8,620,601	$8,438,884
Commercial real estate - owner occupied	2,734,379	2,519,970	2,515,428	2,457,748	2,300,271
Total commercial and industrial loans	11,627,383	11,079,088	11,171,754	11,078,349	10,739,155
Commercial real estate - income producing	3,060,568	2,895,468	2,563,394	2,341,779	2,311,699
Construction and land development loans	1,190,718	1,144,062	1,340,067	1,548,335	1,523,419
Residential mortgage loans	3,004,958	2,968,271	2,933,251	2,910,081	2,846,916
Consumer loans	2,152,325	2,088,923	2,104,372	2,147,867	2,122,528
Total loans	21,035,952	20,175,812	20,112,838	20,026,411	19,543,717
Loans held for sale	75,789	36,150	27,437	28,150	29,043
Securities	6,404,719	5,725,735	5,577,522	5,670,584	5,987,447
Short-term investments	49,513	151,062	163,762	111,094	108,074
Earning assets	27,565,973	26,088,759	25,881,559	25,836,239	25,668,281
Allowance for loan losses	(195,572)	(195,625)	(194,688)	(194,514)	(214,550)
Goodwill and other intangible assets	977,369	878,051	883,097	887,123	892,595
Other assets	2,195,779	1,990,678	1,920,263	1,707,059	1,751,849
Total assets	$30,543,549	$28,761,863	$28,490,231	$28,235,907	$28,098,175
LIABILITIES
Noninterest-bearing deposits	$8,686,383	$8,114,632	$8,158,658	$8,499,027	$8,140,530
Interest-bearing transaction and savings deposits	8,758,993	8,034,801	8,224,203	8,000,093	7,972,417
Interest-bearing public fund deposits	2,954,966	3,159,790	3,229,589	3,006,516	2,613,858
Time deposits	3,800,957	3,926,819	3,767,844	3,644,549	3,691,002
Total interest-bearing deposits	15,514,916	15,121,410	15,221,636	14,651,158	14,277,277
Total deposits	24,201,299	23,236,042	23,380,294	23,150,185	22,417,807
Short-term borrowings	2,108,815	1,641,598	1,388,735	1,589,128	2,276,647
Long-term debt	246,641	232,754	224,962	224,993	215,912
Other liabilities	400,414	332,554	305,665	190,261	208,931
Total liabilities	26,957,169	25,442,948	25,299,656	25,154,567	25,119,297
COMMON STOCKHOLDERS' EQUITY
Common stock net of treasury and capital surplus	2,229,353	2,030,208	2,023,864	2,018,457	2,028,160
Retained earnings	1,408,183	1,363,910	1,299,220	1,243,592	1,170,897
Accumulated other comprehensive income	(51,156)	(75,203)	(132,509)	(180,709)	(220,179)
Total common stockholders' equity	3,586,380	3,318,915	3,190,575	3,081,340	2,978,878
Total liabilities & stockholders' equity	$30,543,549	$28,761,863	$28,490,231	$28,235,907	$28,098,175
CAPITAL RATIOS
Tangible common equity	$2,609,011	$2,440,864	$2,307,478	$2,194,217	$2,086,283
Tier 1 capital (h)	2,685,536	2,533,505	2,457,191	2,391,762	2,323,845
Common equity as a percentage of total assets	11.74%	11.54%	11.21%	10.91%	10.60%
Tangible common equity ratio	8.82%	8.75%	8.36%	8.02%	7.67%
Leverage (Tier 1) ratio (h)	9.49%	9.10%	8.85%	8.67%	8.50%
Tier 1 risk-based capital ratio (h)	11.10%	10.94%	10.74%	10.48%	10.36%
Total risk-based capital ratio (h)	12.53%	12.43%	12.24%	11.99%	11.98%

(h)	Estimated for most recent period-end.

HANCOCK WHITNEY CORPORATION

AVERAGE BALANCE SHEET

(Unaudited)

	Three Months Ended			Nine Months Ended
(in thousands)	9/30/2019	6/30/2019	9/30/2018	9/30/2019	9/30/2018
ASSETS
Commercial non-real estate loans	$8,595,854	$8,573,274	$8,403,921	$8,609,330	$8,348,851
Commercial real estate - owner occupied	2,537,712	2,515,580	2,228,631	2,520,592	2,199,259
Total commercial and industrial loans	11,133,566	11,088,854	10,632,552	11,129,922	10,548,110
Commercial real estate - income producing	2,855,381	2,719,554	2,364,839	2,683,288	2,367,704
Construction and land development loans	1,137,113	1,273,503	1,544,890	1,277,060	1,467,881
Residential mortgage loans	2,978,712	2,969,746	2,816,151	2,963,751	2,763,309
Consumer loans	2,092,342	2,098,447	2,106,207	2,104,292	2,083,381
Total loans	20,197,114	20,150,104	19,464,639	20,158,313	19,230,385
Loans held for sale	55,348	27,873	25,992	34,740	26,898
Securities (i)	6,004,688	5,586,390	6,186,410	5,750,530	6,039,645
Short-term investments	180,463	228,527	155,331	208,263	148,958
Earning assets	26,437,613	25,992,894	25,832,372	26,151,846	25,445,886
Allowance for loan losses	(197,259)	(195,238)	(214,376)	(196,297)	(214,637)
Goodwill and other intangible assets	886,868	880,497	886,226	884,254	849,279
Other assets	2,020,884	1,859,657	1,522,701	1,875,236	1,505,382
Total assets	$29,148,106	$28,537,810	$28,026,923	$28,715,039	$27,585,910
LIABILITIES AND COMMON STOCKHOLDERS' EQUITY
Noninterest-bearing deposits	$8,092,482	$8,099,621	$8,017,353	$8,139,439	$8,039,574
Interest-bearing transaction and savings deposits	8,179,240	8,026,012	7,944,349	8,096,299	7,948,819
Interest-bearing public fund deposits	2,979,494	3,194,113	2,682,269	3,077,760	2,906,067
Time deposits	3,840,139	3,817,817	3,377,588	3,800,771	3,160,943
Total interest-bearing deposits	14,998,873	15,037,942	14,004,206	14,974,830	14,015,829
Total deposits	23,091,355	23,137,563	22,021,559	23,114,269	22,055,403
Short-term borrowings	2,063,335	1,617,776	2,610,176	1,790,058	2,143,759
Long-term debt	234,240	232,277	241,517	230,528	281,876
Other liabilities	375,438	319,691	201,240	335,113	193,166
Common stockholders' equity	3,383,738	3,230,503	2,952,431	3,245,071	2,911,706
Total liabilities & stockholders' equity	$29,148,106	$28,537,810	$28,026,923	$28,715,039	$27,585,910

(i)	Average securities does not include unrealized holding gains/losses on available for sale securities.

HANCOCK WHITNEY CORPORATION

AVERAGE BALANCE AND NET INTEREST MARGIN SUMMARY

(Unaudited)

	Three Months Ended
	9/30/2019			6/30/2019			9/30/2018
(dollars in millions)	Average Balance	Interest	Rate	Average Balance	Interest	Rate	Average Balance	Interest	Rate
AVERAGE EARNING ASSETS
Commercial & real estate loans (TE) (j)	$15,126.1	$185.5	4.87%	$15,081.9	$185.3	4.93%	$14,542.3	$168.9	4.61%
Residential mortgage loans	2,978.7	30.1	4.05%	2,969.7	30.1	4.06%	2,816.2	29.4	4.17%
Consumer loans	2,092.3	30.4	5.76%	2,098.5	30.3	5.79%	2,106.2	28.6	5.39%
Loan fees & late charges	—	0.1	0.00%	—	(0.1)	0.00%	—	—	0.00%
Total loans (TE) (k) (l)	20,197.1	246.1	4.84%	20,150.1	245.6	4.89%	19,464.7	226.9	4.63%
Loans held for sale	55.3	0.6	4.26%	27.9	0.3	4.96%	26.0	0.3	3.60%
US Treasury and government agency securities	141.6	0.8	2.33%	126.0	0.7	2.30%	144.7	0.8	2.21%
CMOs and mortgage backed securities	4,966.5	31.4	2.53%	4,550.1	29.0	2.55%	5,092.4	31.1	2.44%
Municipals (TE)	893.1	6.9	3.08%	906.8	7.1	3.12%	945.7	7.5	3.19%
Other securities	3.5	0.0	3.61%	3.5	0.0	3.30%	3.6	0.0	2.81%
Total securities (TE) (m)	6,004.7	39.1	2.61%	5,586.4	36.8	2.64%	6,186.4	39.4	2.55%
Total short-term investments	180.5	1.0	2.01%	228.5	1.4	2.36%	155.3	0.7	1.71%
Average earning assets yield (TE)	$26,437.6	$286.8	4.31%	$25,992.9	$284.1	4.38%	$25,832.4	$267.3	4.11%
INTEREST-BEARING LIABILITIES
Interest-bearing transaction and savings deposits	$8,179.3	$15.7	0.76%	$8,026.0	$15.3	0.76%	$7,944.3	$10.9	0.54%
Time deposits	3,840.1	20.0	2.07%	3,817.8	19.4	2.03%	3,377.6	14.1	1.66%
Public funds	2,979.5	13.5	1.80%	3,194.1	15.2	1.91%	2,682.3	9.2	1.36%
Total interest-bearing deposits	14,998.9	49.2	1.30%	15,037.9	49.9	1.33%	14,004.2	34.2	0.97%
Short-term borrowings	2,063.3	8.1	1.57%	1,617.8	7.8	1.94%	2,610.2	11.8	1.81%
Long-term debt	234.3	2.9	4.82%	232.3	2.8	4.86%	241.5	3.0	5.05%
Total borrowings	2,297.6	11.0	1.90%	1,850.1	10.6	2.31%	2,851.7	14.8	2.07%
Total interest-bearing liabilities cost	17,296.5	60.2	1.38%	16,888.0	60.5	1.44%	16,855.9	49.0	1.15%
Net interest-free funding sources	9,141.1			9,104.9			8,976.5
Total cost of funds	26,437.6	60.2	0.90%	25,992.9	60.5	0.93%	25,832.4	49.0	0.75%
Net Interest Spread (TE)		$226.6	2.93%		$223.6	2.94%		$218.3	2.96%
Net Interest Margin (TE)	$26,437.6	$226.6	3.41%	$25,992.9	$223.6	3.45%	$25,832.4	$218.3	3.36%

(j) Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21%.
(k) Includes nonaccrual loans.
(l) Included in interest income is net purchase accounting accretion of $4.6 million, $4.8 million and $5.2 million for the three months ended
September 30, 2019, June 30, 2019 and September 30, 2018, respectively.
(m) Average securities does not include unrealized holding gains/losses on available for sale securities.

HANCOCK WHITNEY CORPORATION
AVERAGE BALANCE AND NET INTEREST MARGIN SUMMARY
(Unaudited)

	Nine Months Ended
	9/30/2019			9/30/2018
(dollars in millions)	Average Balance	Interest	Rate	Average Balance	Interest	Rate
AVERAGE EARNING ASSETS
Commercial & real estate loans (TE) (j)	$15,090.3	551.3	4.88%	$14,383.7	$482.2	4.48%
Residential mortgage loans	2,963.7	91.4	4.11%	2,763.3	85.4	4.12%
Consumer loans	2,104.3	90.6	5.76%	2,083.4	84.8	5.44%
Loan fees & late charges	—	(0.9)	0.00%	—	0.7	0.00%
Total loans (TE) (k) (l)	20,158.3	732.4	4.86%	19,230.4	653.1	4.54%
Loans held for sale	34.7	1.2	4.57%	26.9	0.8	3.89%
US Treasury and government agency securities	130.5	2.2	2.30%	146.2	2.4	2.21%
CMOs and mortgage backed securities	4,706.7	90.3	2.56%	4,937.7	88.2	2.38%
Municipals (TE)	909.8	21.4	3.13%	952.2	22.7	3.18%
Other securities	3.5	0.1	3.33%	3.5	0.1	2.57%
Total securities (TE) (m)	5,750.5	114.0	2.64%	6,039.6	113.4	2.50%
Total short-term investments	208.3	3.4	2.20%	149.0	1.7	1.56%
Average earning assets yield (TE) (n)	$26,151.8	$851.1	4.35%	$25,445.9	$769.0	4.04%
INTEREST-BEARING LIABILITIES
Interest-bearing transaction and savings deposits	8,096.3	45.6	0.75%	$7,948.8	29.3	0.49%
Time deposits	3,800.8	57.4	2.02%	3,160.9	35.4	1.50%
Public funds	3,077.7	42.1	1.83%	2,906.1	26.4	1.21%
Total interest-bearing deposits	14,974.8	145.2	1.30%	14,015.8	91.1	0.87%
Short-term borrowings	1,790.1	24.1	1.93%	2,143.8	24.5	1.53%
Long-term debt	230.5	8.5	3.22%	281.9	9.9	4.70%
Total borrowings	2,020.6	32.6	2.15%	2,425.7	34.4	1.90%
Total interest-bearing liabilities cost	16,995.4	177.8	1.40%	16,441.5	125.5	1.02%
Net interest-free funding sources	9,156.4			9,004.4
Total cost of funds	26,151.8	177.8	0.91%	25,445.9	125.5	0.66%
Net Interest Spread (TE)		$673.3	2.95%		$643.5	3.02%
Net Interest Margin (TE)	$26,151.8	$673.3	3.44%	$25,445.9	$643.5	3.38%

(j) Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21%.
(k) Includes nonaccrual loans.
(l) Included in interest income is net purchase accounting accretion of $14.4 million and $18.1 million for the nine months ended September 30,
2019 and 2018, respectively.
(m) Average securities does not include unrealized holding gains/losses on available for sale securities.

HANCOCK WHITNEY CORPORATION

ASSET QUALITY INFORMATION

(Unaudited)

	Three Months Ended			Nine Months Ended
(dollars in thousands)	9/30/2019	6/30/2019	9/30/2018	9/30/2019	9/30/2018
Nonaccrual loans (n)	$222,860	$209,831	$201,646	$222,860	$201,646
Restructured loans - still accruing	60,897	101,250	162,189	60,897	162,189
Total nonperforming loans	283,757	311,081	363,835	283,757	363,835
ORE and foreclosed assets	30,955	27,520	27,475	30,955	27,475
Total nonperforming assets	$314,712	$338,601	$391,310	$314,712	$391,310
Nonperforming assets as a percent of loans, ORE and foreclosed assets	1.49%	1.68%	2.00%	1.49%	2.00%
Accruing loans 90 days past due (o)	$7,872	$6,493	$24,460	$7,872	$24,460
Accruing loans 90 days past due as a percent of loans	0.04%	0.03%	0.13%	0.04%	0.13%
Nonperforming assets + accruing loans 90 days past due to loans, ORE and foreclosed assets	1.53%	1.71%	2.12%	1.53%	2.12%
ALLOWANCE FOR LOAN LOSSES
Beginning balance	$195,625	$194,688	$214,530	$194,514	$217,308
Provision for loan losses	12,421	8,088	6,872	38,552	28,016
Decrease in allowance as a result of sale of subsidiary	—	—	—	—	(6,648)
Charge-offs	(17,025)	(9,349)	(9,878)	(47,365)	(43,813)
Recoveries	4,551	2,198	3,026	9,871	19,687
Net charge-offs	(12,474)	(7,151)	(6,852)	(37,494)	(24,126)
Ending Balance	$195,572	$195,625	$214,550	$195,572	$214,550
Allowance for loan losses as a percent of period-end loans	0.93%	0.97%	1.10%	0.93%	1.10%
Allowance for loan losses to nonperforming loans + accruing loans 90 days past due	67.06%	61.60%	55.25%	67.06%	55.25%
NET CHARGE-OFF INFORMATION
Net charge-offs (recoveries)
Commercial & real estate loans	$8,281	$4,286	$3,205	$26,965	$10,824
Residential mortgage loans	54	(71)	(1,055)	227	(1,269)
Consumer loans	4,139	2,936	4,702	10,302	14,571
Total net charge-offs	$12,474	$7,151	$6,852	$37,494	$24,126
Net charge-offs (recoveries) as a percentage of average loans
Commercial & real estate loans	0.22%	0.11%	0.09%	0.24%	0.10%
Residential mortgage loans	0.01%	(0.01)%	(0.15)%	0.01%	(0.06)%
Consumer loans	0.78%	0.56%	0.89%	0.65%	0.94%
Total net charge-offs as a percentage of average loans	0.25%	0.14%	0.14%	0.25%	0.17%

(n)   Included in nonaccrual loans are nonaccruing restructured loans totaling $101.1 million, $99.1 million and $92.7 million at 9/30/2019, 6/30/2019 and 9/30/2018, respectively. Nonaccrual loans and accruing loans past due 90 days or more do not include purchased credit impaired loans which were written down to fair value upon acquisition and accrete interest income over the remaining life of the loan.

(o)   Excludes 90+ accruing troubled debt restructured loans already reflected in total nonperforming loans of $6.1 million at 9/30/2018.

HANCOCK WHITNEY CORPORATION

ASSET QUALITY INFORMATION

(Unaudited)

	Three Months Ended
(dollars in thousands)	9/30/2019	6/30/2019	3/31/2019	12/31/2018	9/30/2018
Nonaccrual loans (n)	$222,860	$209,831	$204,831	$187,295	$201,646
Restructured loans - still accruing	60,897	101,250	117,578	139,042	162,189
Total nonperforming loans	283,757	311,081	322,409	326,337	363,835
ORE and foreclosed assets	30,955	27,520	27,148	26,270	27,475
Total nonperforming assets	$314,712	$338,601	$349,557	$352,607	$391,310
Nonperforming assets as a percent of loans, ORE and foreclosed assets	1.49%	1.68%	1.74%	1.76%	2.00%
Accruing loans 90 days past due (o)	$7,872	$6,493	$20,308	$5,589	$24,460
Accruing loans 90 days past due as a percent of loans	0.04%	0.03%	0.10%	0.03%	0.13%
Nonperforming assets + accruing loans 90 days past due to loans, ORE and foreclosed assets	1.53%	1.71%	1.84%	1.79%	2.12%
Allowance for loan losses	$195,572	$195,625	$194,688	$194,514	$214,550
Allowance for loan losses as a percentage of period-end loans	0.93%	0.97%	0.97%	0.97%	1.10%
Allowance for loan losses to nonperforming loans + accruing loans 90 days past due	67.06%	61.60%	56.81%	58.60%	55.25%
Provision for loan losses	12,421	8,088	18,043	8,100	6,872
NET CHARGE-OFF INFORMATION
Net charge-offs (recoveries)
Commercial & real estate loans	$8,281	$4,286	$14,398	$24,253	$3,205
Residential mortgage loans	54	(71)	244	(296)	(1,055)
Consumer loans	4,139	2,936	3,227	4,179	4,702
Total net charge-offs	$12,474	$7,151	$17,869	$28,136	$6,852
Net charge-offs (recoveries) as a percentage of average loans
Commercial & real estate loans	0.22%	0.11%	0.39%	0.65%	0.09%
Residential mortgage loans	0.01%	(0.01)%	0.03%	(0.04)%	(0.15)%
Consumer loans	0.78%	0.56%	0.62%	0.78%	0.89%
Total net charge-offs as a percentage of average loans	0.25%	0.14%	0.36%	0.56%	0.14%
AVERAGE LOANS
Commercial & real estate loans	$15,126,060	$15,081,911	$15,062,135	$14,794,875	$14,542,281
Residential mortgage loans	2,978,712	2,969,746	2,942,396	2,888,261	2,816,151
Consumer loans	2,092,342	2,098,447	2,122,417	2,134,593	2,106,207
Total average loans	$20,197,114	$20,150,104	$20,126,948	$19,817,729	$19,464,639

(n)   Included in nonaccrual loans are nonaccruing restructured loans totaling $101.1 million, $99.1 million, $105.9 million, $85.5 million and $92.7 million at 9/30/2019, 6/30/2019, 3/31/2019, 12/31/2018 and 9/30/2018, respectively. Nonaccrual loans and accruing loans past due 90 days or more do not include purchased credit impaired loans which were written down to fair value upon acquisition and accrete interest income over the remaining life of the loan.

(o)   Excludes 90+ accruing troubled debt restructured loans already reflected in total nonperforming loans of $1.5 million, $8.7 million and $6.1 million at 3/31/2019, 12/31/2018 and 9/30/2018, respectively.

HANCOCK WHITNEY CORPORATION

Appendix A to the Earnings Release

Reconciliation of Non-GAAP Measures

OPERATING REVENUE (TE) AND OPERATING PRE-PROVISION NET REVENUE (TE)

		Three Months Ended				Nine Months Ended
(in thousands)	9/30/2019	6/30/2019	3/31/2019	12/31/2018	9/30/2018	9/30/2019	9/30/2018
Net interest income	$222,939	$219,868	$219,254	$217,433	$214,194	$662,061	$631,405
Noninterest income	83,230	79,250	70,503	74,538	75,518	232,983	210,602
Total revenue	$306,169	$299,118	$289,757	$291,971	$289,712	$895,044	$842,007
Taxable equivalent adjustment (p)	3,652	3,718	3,824	4,038	4,095	11,194	12,139
Nonoperating revenue	—	—	—	(604)	—	—	1,145
Operating revenue (TE)	$309,821	$302,836	$293,581	$295,405	$293,807	$906,238	$855,291
Noninterest expense	(213,554)	(183,567)	(175,700)	(179,366)	(181,187)	(572,821)	(536,380)
Nonoperating expense	28,810	—	—	2,458	4,827	28,810	26,485
Operating pre-provision net revenue (TE)	125,077	$119,269	$117,881	$118,497	$117,447	$362,227	$345,396

OPERATING EARNINGS PER SHARE - DILUTED

		Three Months Ended				Nine Months Ended
(in thousands, except per share amounts)	9/30/2019	6/30/2019	3/31/2019	12/31/2018	9/30/2018	9/30/2019	9/30/2018
Net Income	$67,807	$88,277	$79,164	$96,240	$83,878	$235,248	$227,530
Net income allocated to participating securities	(1,141)	(1,502)	(1,337)	(1,691)	(1,544)	(3,980)	(4,238)
Net income available to common shareholders	66,666	86,775	77,827	94,549	82,334	231,268	223,292
Nonoperating items, net of income tax	22,760	—	7,966	1,465	3,813	30,726	22,081
Nonoperating items allocated to participating securities	(383)	—	(134)	(26)	(71)	(517)	(413)
Operating earnings available to common shareholders	$89,043	$86,775	$85,659	$95,988	$86,076	$261,477	$244,960
Weighted average common shares - diluted	86,462	85,835	85,800	85,677	85,539	86,010	85,482
Earnings per share - diluted	$0.77	$1.01	$0.91	$1.10	$0.96	$2.69	$2.61
Operating earnings per share - diluted	$1.03	$1.01	$1.00	$1.12	$1.01	$3.04	$2.87

(p)	Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21%.